SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):            July 1, 2002

WEBB INTERACTIVE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-28462	84-1293864
(Commission File Number)	(IRS Employer Identification No.)

1899 Wynkoop, Suite 600, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             (303) 308-3180

N/A

(Former name or former address, if changed since last report)

Item 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On July 1, 2002, Arthur Andersen LLP (“Andersen”) was dismissed as independent accountant for Webb Interactive Services, Inc. (the “Company”) and Ernst & Young LLP (“E&Y”) was appointed as the new independent accountant for the Company to replace Andersen for the year ending December 31, 2002. The decision to dismiss Andersen and to appoint E&Y was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on July 1, 2002.

Andersen’s reports on the Company’s financial statements for the two fiscal years ended December 31, 2001 and December 31, 2000, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, or, with respect to the year ended December 31, 2001, modified for uncertainty. Andersen’s report on the Company’s financial statements for the fiscal year ended December 31, 2000, did contain a going concern uncertainty modification.

During the Company’s two most recent fiscal years and the period from January 1, 2002 through July 1, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

None of the reportable events described under Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the two most recent fiscal years of the Company ended December 31, 2001 or within the interim period through July 1, 2002.

During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult E&Y regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) or Regulation S-B.

As required under Securities and Exchange Commission (the “SEC”) regulations, the Company provided Andersen with a copy of this Item 4 and requested Andersen to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements by the Company in this Item 4 and, if not, stating the respects in which it does not agree. The Company used reasonable efforts to obtain the required letter from Andersen but was unable to obtain such letter.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements.

None

(c)    Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2002	WEBB INTERACTIVE SERVICES, INC.

	By:	/s/ WILLIAM R. CULLEN
William R. Cullen

	Its:	President and Chief Executive Officer